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Exhibit (11) - Statement Re:  Computation of Earnings Per Share

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COMPUTATION OF EARNINGS PER SHARE
Comerica Incorporated and Subsidiaries

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(In thousands, except per share data)

                                     Three Months Ended      Nine Months Ended
                                        September 30           September 30
                                     -------------------    -------------------
                                        1998        1997        1998       1997
                                     --------   --------    --------   --------
Basic:
  Average shares outstanding          155,278    157,971     155,990    158,714
                                     ========   ========    ========   ========

Net income                           $154,490   $137,067    $449,256   $390,549
Less preferred stock dividends          4,275      4,275      12,825     12,825
                                     --------   --------    --------   --------
Net income applicable to common
  stock                              $150,215   $132,792    $436,431   $377,724
                                     ========   ========    ========   ========

Basic net income per share              $0.97      $0.84       $2.80      $2.38

Diluted:
  Average shares outstanding          155,278    157,971     155,990    158,714
  Noninvested stock                       177        202         192        205
  Common stock equivalent:
    Net effect of the assumed
      exercise of stock options         2,635      2,627       2,770      2,376
                                     --------   --------    --------   --------
    Diluted average shares            158,090    160,800     158,952    161,295
                                     ========   ========    ========   ========

Net income                           $154,490   $137,067    $449,256   $390,549
Less preferred stock dividends          4,275      4,275      12,825     12,825
                                     --------   --------    --------   --------
Net income applicable to common
  stock                              $150,215   $132,792    $436,431   $377,724
                                     ========   ========    ========   ========

Diluted net income per share            $0.95      $0.83       $2.75      $2.34

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